Exhibit 99.1
JUNE 6, 2024
ALTISOURCE ASSET MANAGEMENT CORPORATION REPORTS RECEIPT OF COMMUNICATIONS FROM NYSE
CHRISTIANSTED, U.S. Virgin Islands--(BUSINESS WIRE)—June 6, 2024. On May 31, 2024, Altisource Asset Management Corporation (the “Company”) received a notification letter (the “Notice”) from the NYSE American LLC (the “NYSE American”) advising that the Company is not in compliance with the NYSE American continued listing standards set forth in Sections 1003(a)(ii) and (iii) of the NYSE American Company Guide given the reported stockholders’ equity as of March 31, 2024, and losses from continuing operations and/or net losses in the Company’s five most recent fiscal years ended December 31, 2023. The Notice also advised that the Company is not currently eligible for any exemption set forth in Section 1003(a) of the NYSE American Company Guide.

In order to maintain the Company’s listing on the NYSE American, the NYSE American has requested that the Company submit a plan of compliance (the “Plan”) by June 30, 2024, addressing how the Company intends to regain compliance with Sections 1003(a)(ii) and (iii) of the NYSE American Company Guide by December 1, 2024.

The Company’s management has begun its analysis regarding submission of the Plan to the NYSE American by the June 30, 2024 deadline. If the NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during the Plan period and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, or not accepted, or is accepted but the Company does not make progress consistent with the Plan during the Plan period, the Company will be subject to delisting procedures as set forth in the NYSE American Company Guide.

The Company is committed to considering available options to regain compliance with the NYSE American’s stockholders’ equity requirements. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required time frame.

The notice has no immediate impact on the listing of the Company’s shares of common stock, which will continue to be listed and traded on the NYSE American during this period, subject to the Company’s compliance with the other listing requirements of the NYSE American. The common stock will continue to trade under the symbol “AAMC,” but will have an added designation of “.BC” to indicate the status of the common stock as “below compliance.” The notice does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

About AAMC
AAMC is a private credit provider that originates alternative assets to provide liquidity and capital to under-served markets. AAMC works to employ capital light operating strategies that have historically been implemented across a variety of industry sectors. The Company currently also focuses on the development and licensing of a control system which increases the efficiency of electric vehicles. The Company acquired a non-exclusive license for a set of patents for a control system which seeks to optimize the efficiency of electric vehicles. Additional information is available at www.altisourceamc.com.

Exhibit 99.1
Forward-looking Statements
This press release and the attachments thereto contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “targets,” “predicts,” or “potential,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual business, operations, results or financial condition to differ significantly from those expressed in any forward-looking statement.

Factors that may materially affect such forward-looking statements include, but are not limited to:

•Our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses;
•Current inflationary economic and macro-economic and geopolitical events, and market conditions that can affect our businesses;
•Our ability to develop and implement a new business with respect to that certain non-exclusive patent and technology licensing agreement entered into on October 6, 2023 and that the Company will achieve its expectations with respect to the patents and other intellectual property associated therewith;
•Our ability to monetize our existing loan portfolio; and
•The failure of our information technology systems, a breach thereto, and our ability to integrate and improve those systems at a pace fast enough to keep up with competitors and security threats.

While forward-looking statements reflect our good faith beliefs, assumptions, and expectations, they are not guarantees of future performance. Such forward-looking statements speak only as of their respective dates, and we assume no obligation to update them to reflect changes in underlying assumptions, new information or otherwise. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements contained herein, please refer to the section “Item 1A. Risk Factors” contained in the Company’s 2023 Annual Report on Form 10-K.

Media contact:

Charles Frischer
T: +1-813-474-9047
E: charles.frischer@altisourceamc.com
Source: Altisource Asset Management Corporation